                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                Grey Wolf, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 GREY WOLF, INC.
                        10370 RICHMOND AVENUE, SUITE 600
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 13, 2003

      Notice is hereby given that the annual meeting of shareholders of Grey Wolf, Inc. a Texas corporation (the "Company"), will be held at the Adam's Mark Hotel, 2900 Briarpark Drive, Houston, Texas 77042 on Tuesday, May 13, 2003, at 9:00 a.m., for the following purposes:

      1.    To elect three nominees to Class I of the Board of Directors;

      2.    To adopt and approve the Grey Wolf, Inc. 2003 Incentive Plan; and

      3. To consider and act upon such other business as may properly be presented at the annual meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 27, 2003, as the record date for determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. A list of shareholders will be available commencing MAY 2, 2003, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

      Your vote is important. Whether or not you plan to attend the annual meeting in person, we request that you sign, date and return the enclosed proxy card promptly in the enclosed stamped envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                        By Order of the Board of Directors,

                                        DAVID W. WEHLMANN,
                                        Secretary

March 28, 2003

                                 GREY WOLF, INC.
                        10370 RICHMOND AVENUE, SUITE 600
                              HOUSTON, TEXAS 77042

                                 PROXY STATEMENT

      This proxy statement, the accompanying Notice of Meeting to Shareholders and the enclosed proxy card are first being mailed to the shareholders of Grey Wolf, Inc., a Texas corporation (the "Company"), commencing on or about April 2, 2003. The board of directors of the Company (the "Board of Directors") is soliciting proxies to be voted at the annual meeting of shareholders to be held at the Adam's Mark Hotel, 2900 Briarpark Drive, Houston, Texas 77042 on Tuesday, May 13, 2003, at 9:00 a.m., Houston, Texas time and at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying notice.

      Proxies will be voted in accordance with the directions specified thereon and otherwise in the discretion of the persons designated as proxies on other matters properly brought before the Meeting. Any proxy on which no direction is specified will be voted "FOR" the election of the nominees named herein to Class I of the Board of Directors and "FOR" approval of the Grey Wolf, Inc. 2003 Incentive Plan (the "Incentive Plan").

      A shareholder may revoke a proxy by:

      -     delivering to the Company written notice of revocation;

      -     delivering to the Company a signed proxy of a later date; or

      -     appearing at the Meeting and voting in person.

Votes will be tabulated and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote.

                                VOTING AT MEETING

      The Board of Directors selected March 27, 2003 as the record date (the "Record Date") for determining shareholders entitled to vote at the Meeting. On the Record Date there were 181,194,811 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on all matters presented at the Meeting. Holders of a majority of the outstanding shares of Common Stock must be present, in person or by proxy, to constitute a quorum for the transaction of business.

      The nominees for election as Class I Directors will be elected by the affirmative vote of a plurality of votes cast at the Meeting for the election of directors. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as present for purposes of determining whether a quorum is present, but will have no effect on the election of directors. Approval of the Incentive Plan will be decided by the affirmative vote of a majority of the shares, represented in person or by proxy, and voted for, against or expressly abstained at the Meeting on approval of the Incentive Plan. Accordingly, abstentions will have the same legal effect as a vote against the Incentive Plan. Broker non-votes are not considered present at the Meeting for the particular proposal for which the broker lacks authority to vote and will have no effect on the approval of the Incentive Plan.

      If a quorum is not obtained the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have been revoked).

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The Company's Bylaws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual shareholders' meeting for the election of directors following the most recent election of directors for that class.

GENERAL INFORMATION

      The term of office of the Company's Class I Directors, Frank M. Brown, William T. Donovan and Thomas P. Richards will expire at this year's Meeting. Upon the nomination of the Board of Directors at its meeting on February 19, 2003, Messrs. Brown, Donovan and Richards are standing for re-election as Class I Directors at the Meeting. If elected, each of Messrs. Brown, Donovan and Richards will hold office until the Company's Annual Meeting in 2006 and until their successors are elected and qualified.

      The persons named as proxies in the enclosed proxy have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth below under "Class II Directors" and "Class III Directors" are the names of the other directors of the Company currently in office. Class II Directors will continue to serve until the Company's Annual Meeting of Shareholders in 2004 and Class III Directors will continue to serve until the Company's Annual Meeting of Shareholders in 2005. All directors, or nominees for election, have been elected previously as directors by the shareholders.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL THREE NOMINEES TO CLASS I OF THE COMPANY'S BOARD OF DIRECTORS.

      Set forth below is certain information (ages as of March 27, 2003) regarding each nominee for election to Class I of the Board of Directors and each director of the Company.

                                CLASS I NOMINEES

                                                                                                        DIRECTOR
NAME AND BIOGRAPHY                                                                            AGE        SINCE
-----------------------------------------------------------------------------------------  ---------  ------------
      Frank M. Brown became a director of the Company on May 9, 2000. Since September         58          2000
2000, Mr. Brown has served as President of Fairweather International, Inc., an Alaska
based consulting company. He served as Senior Vice President of ARCO Alaska, Inc. from
1994 until his retirement in 1999. Prior to that Mr. Brown was President of ARCO Long
Beach Company from 1992 to 1994 and served as President of THUMS Long Beach Company from
1990 to 1992. For eight years before joining THUMS, he was Operations Manager of ARCO's
Gulf of Mexico and Louisiana region. Mr. Brown was employed for 29 years by ARCO and related companies, all of which were engaged in the exploration and production of oil and gas. He served as Co-Chairman of the Alaska Highway Natural Gas Policy Council from
2001-2002.

      William T. Donovan has been a director of the Company since 1997. Since 1980, Mr.       51          1997
Donovan has been a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm. Mr. Donovan also serves as President, Chief Executive Officer and a director of C2, Inc., a Wisconsin corporation, which engages in various operating and investment activities and as a director of various private industrial companies. Mr.
Donovan previously served as President, Chief Financial Officer, and was a director, of
Christiana Companies, Inc., prior to its merger with Weatherford International, Inc. in
February 1999. Prior to joining Lubar & Co., Mr. Donovan was an officer with
Manufacturers Hanover Trust Company from 1976 until 1980, where he specialized in merger and acquisition financing.

      Thomas P. Richards became a director of the Company on March 24, 1998 and has been      59          1998
Chairman of the Board since November 1998. Mr. Richards joined the Company in September
1996 as President and Chief Executive Officer. Mr. Richards was with Diamond Offshore from September 1990 until September 1996. He started as Senior Vice President of Diamond
M Onshore, Inc. ("Diamond M"), a subsidiary of Diamond M Corporation in 1990 and was serving as Senior Vice President of Worldwide Operations when he left Diamond Offshore
Drilling, Inc. ("Diamond Offshore") in 1996. Mr. Richards served as Vice President--Land for Penrod Drilling Corporation ("Penrod") from January 1989 until September 1990 when
Diamond M purchased substantially all of Penrod's land drilling assets. From February
1974 until December 1988, Mr. Richards owned and served as President and Chief Executive
Officer of Richards Drilling Company, a land drilling contractor based in Bay City,
Texas. Mr. Richards is a member of the board of directors of the American Petroleum
Institute and the International Association of Drilling Contractors (chairman - 2001).

                               CLASS II DIRECTORS

                                                                                                        DIRECTOR
NAME AND BIOGRAPHY                                                                            AGE        SINCE
-----------------------------------------------------------------------------------------  ---------  ------------
      James K. B. Nelson has been a director of the Company since 1997. Prior to the          75          1997
acquisition of Grey Wolf Drilling Company ("GWDC") by the Company in 1997, Mr. Nelson
served as President and Chief Executive Officer of GWDC since 1978. He joined GWDC in
1960 and began his career in the oil field drilling industry as a roughneck in 1946. Mr.
Nelson is a 1950 graduate of Texas A&M University with B.S. degrees in Petroleum and
Mechanical Engineering.

      Robert E. Rose became a director of the Company on May 15, 2001. He serves as           64          2001
Chairman of GlobalSantaFe Corporation, an international offshore drilling contractor. Mr.
Rose has served in this capacity since November 2001 and served as President, Chief
Executive Officer and a Director of Global Marine Inc. since May 1998. Prior to that, Mr.
Rose was President, Chief Executive Officer and Director of Diamond Offshore. He serves on the board of the Department of Energy's National Petroleum Council and Spindletop
International's Board of Trustees. Mr. Rose is a member of the board of directors of the
American Bureau of Shipping, the American Petroleum Institute, the National Ocean
Industries Association (chairman - 1998) and the International Association of Drilling
Contractors (chairman - 1994).

                               CLASS III DIRECTORS

                                                                                                        DIRECTOR
NAME AND BIOGRAPHY                                                                            AGE        SINCE
-----------------------------------------------------------------------------------------  ---------  ------------
      Steven A. Webster has been a director of the Company since August 1996. He was the      51          1996
President and Chief Executive Officer of R&B Falcon Corporation, a marine oil and gas drilling contractor from 1998 until 1999. He was the Chairman of the Board and Chief
Executive Officer of Falcon Drilling Company, Inc., a marine oil and gas drilling contractor from 1988 until 1997. He currently serves as Managing Director of Global
Energy Partners, an affiliate of the Merchant Banking division of Credit Suisse First
Boston, which makes private equity investments in the energy industry. He serves as a director of Camden Property Trust, a real estate investment trust; Brigham Exploration
Company, an oil and gas exploration company; Seabulk International, Inc., a marine support and transportation company; Geokinetics, Inc., a 3-D seismic acquisition and geophysical services provider; Encore Bancshares, Inc., a financial institution; Basic
Energy Services, Inc., an oil and gas well service company; Frontier Drilling ASA, an international offshore drilling company; Copano Energy Holdings LLC, a natural gas gathering and processing company, Consort Resources Ltd., a UK based natural gas production company; and Chairman of Carrizo Oil & Gas, Inc., an oil and gas exploration company.

      William R. Ziegler has been a director of the Company since August 1996 and is          60          1996
currently Vice Chairman of the Board of Directors. He has been of counsel to the law firm of Satterlee Stephens Burke & Burke LLP since January 2001. Prior to that time he was a partner in that law firm and predecessor firms for over five years. Mr. Ziegler is a director of Geokinetics, Inc., a 3-D seismic acquisition and geophysical services provider to the oil and gas industry; and a director of Flotek Industries, Inc., an oil services equipment supplier.

            BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

      The Board of Directors has several standing committees, including an Audit Committee, a Compensation Committee, an Executive Committee and a Corporate Governance and Nominating Committee.

      AUDIT COMMITTEE. During 2002, the Audit Committee was composed of Messrs. Brown, Donovan, Nelson and Ziegler. During 2002, the Audit Committee met six times. The functions of the Audit Committee include: reviewing (a) the Company's financial reports and other financial information and (b) the accounting principles and practices employed by the Company; and meeting with the Company's independent auditors to review their report and discuss matters pertaining to their audit. The Audit Committee is governed by a written charter approved by the Board of Directors.

      COMPENSATION COMMITTEE. The Compensation Committee is currently composed of Messrs. Brown, Nelson and Webster. During 2002, the Compensation Committee met twice. The Compensation Committee recommends to the Board the compensation for the Company's officers; administers and makes awards under the Company's compensation plans; and monitors and makes recommendation with respect to the Company's various employee benefit plans.

      EXECUTIVE COMMITTEE. The Executive Committee is currently composed of Messrs. Donovan, Richards and Ziegler. During 2002, the Executive Committee met twice. The Executive Committee exercises the powers of the Board of Directors when the Board is not in session, except for specific authority retained by the Board. The Board has retained authority relating to, among other things, amendments to the Articles of Incorporation and Bylaws; mergers, consolidations, sales or exchanges involving substantially all of the Company's assets; declarations of dividends; and issuances of stock.

      CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. The Corporate Governance and Nominating Committee is currently composed of Messrs. Donovan, Rose and Ziegler. During 2002, the Corporate Governance and Nominating Committee met once. The Corporate Governance and Nominating Committee recommends to the Board of Directors nominees for election to the Company's Board of Directors and monitors the Company's corporate governance and performs board member evaluations. Shareholders who desire to recommend nominees for election as directors at the Company's 2004 Annual Meeting should forward any such recommendation, together with the proposed nominee's qualifications and consent to be considered as a nominee, to the Secretary of the Company on or after December 3, 2003 but not later than February 1, 2004.

      During 2002, there were five meetings of the Board of Directors. Each director attended at least 75% or more of the aggregate number of meetings of the Board and each committee on which he served during 2002.

      Each director who is not an employee of the Company is paid an annual fee of $30,000 plus travel expenses, if any. Directors are not compensated for service on committees of the Board. During 2002, each non-employee Director was granted an option of 50,000 shares. Options granted to Directors in 2002 vest in equal installments of one-third on the first through the third anniversaries of the date of grant and expire 10 years from the date of grant.

                               EXECUTIVE OFFICERS

      The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting following the annual meeting of shareholders. In addition to Messrs. Richards and Ziegler, who are listed in the foregoing table, the Company's executive officers are as follows:

          NAME                AGE                          POSITION WITH THE COMPANY
-------------------------    ------     ----------------------------------------------------------------
William E. Chiles             54        Executive Vice President and Chief Operating Officer
David W. Wehlmann             44        Executive Vice President, Chief Financial Officer and Secretary
Edward S. Jacob, III          50        Senior Vice President--Operations
Gary D. Lee                   57        Senior Vice President--Human Resources
Merrie S. Costley             43        Vice President and Controller
Donald J. Guedry, Jr.         46        Vice President and Treasurer

      William E. Chiles will join the Company on March 31, 2003 as Executive Vice President and Chief Operating Officer. Mr. Chiles served as Vice President of Business Development at ENSCO International Incorporated from August 2002 until March 2003. From August 1997 until its merger into an ENSCO International affiliate in August 2002, Mr. Chiles served as President and Chief Executive Officer of Chiles Offshore, Inc. From May 1996 until March 1997, Mr. Chiles served as Senior Vice President - Drilling Operations of Cliffs Drilling Company. From 1992 to May 1996, Mr. Chiles served as President and Chief Executive Officer of Southwestern Offshore Corporation, a company that he founded in 1992. Mr. Chiles co-founded Chiles Offshore Corporation in 1987 and its predecessor company, Chiles Drilling Company, in 1977, each of which was an offshore contract drilling company.

      David W. Wehlmann joined the Company in July 1996 as Vice President and Controller. He was promoted to Senior Vice President, Chief Financial Officer and Secretary in February 1998 and Executive Vice President in March 2003. From November 1994 until he joined the Company, Mr. Wehlmann was Vice President and Chief Accounting Officer of EnerVest Management Company, L.C., a privately-held oil and gas property acquisition and management company. Mr. Wehlmann was Controller of Convest Energy Corporation, a publicly traded oil and gas exploration and production company, from April 1991 until November 1994. Mr. Wehlmann is a certified public accountant.

      Edward S. Jacob, III joined the Company in January 1999 as Vice President--Marketing and was appointed Senior Vice President--Marketing of the Company in November 1999 and Senior Vice President - Operations in February 2002. He served as Vice President--Operations of Bayard Drilling Technologies, Inc. from December 1996 until June 1997, at which time he was promoted to Executive Vice President of Bayard and served at this position until January 1999. Prior to December 1996, Mr. Jacob served in various operational and marketing positions with Helmerich & Payne International Drilling for 13 years.

      Gary D. Lee joined the Company in March 1997 as Vice President--Human Resources and was appointed Senior Vice President--Human Resources in February 2000. Prior to joining the Company, he was with Diamond Offshore from 1982 until 1997, where he served as Vice President--Human Resources from 1990 until March 1997.

      Merrie S. Costley joined the Company in January 1997 as Assistant Controller. She was promoted to Vice President and Controller in February 1998. She served as Financial Reporting Manager of Transworld Mortgage Corp., a mortgage service company, from February 1996 until December 1996 and was at Arthur Andersen LLP from June 1988 until February 1996, most recently as Audit Experienced Manager. Ms. Costley is a certified public accountant.

      Donald J. Guedry, Jr. joined the Company in October 1996 as Treasurer. He was promoted to Vice President and Treasurer in November 1997. During the seven years prior to joining the Company, Mr. Guedry served in various treasury management positions for Weatherford Enterra, Inc. and a predecessor company.

                OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock by (i) all nominees for election as a director and directors of the Company, (ii) the chief executive officer and each of the other executive officers, and (iii) all directors and executive officers as a group.

                                                                                 SHARES BENEFICIALLY OWNED
                                                                                     AT MARCH 27, 2003
                                                                        --------------------------------------------
                                                                            NUMBER(1)                    PERCENT
                                                                        -------------------            -------------
Thomas P. Richards..................................................        2,437,700(2)                   1.3
William R. Ziegler..................................................        6,354,120(3)                   3.5
Frank M. Brown......................................................           94,667(4)                     *
William T. Donovan..................................................          774,605(5)                     *
James K. B. Nelson..................................................        4,786,465(6)                   2.6
Robert E. Rose......................................................           86,917(7)                     *
Steven A. Webster...................................................        6,350,120(8)                   3.5
David W. Wehlmann...................................................          332,500(9)                     *
Edward S. Jacob, III................................................          146,120(10)                    *
Gary D. Lee.........................................................          233,839(11)                    *
Merrie S. Costley...................................................          115,200(9)                     *
Donald J. Guedry, Jr................................................          145,828(12)                    *
Directors and Executive Officers as a group
     (12 persons named above)........................................      16,396,326                      8.9

----------
*     Indicates less than one percent.

(1) Each person has sole voting and investment power with respect to the shares of Common Stock listed, except as otherwise specified.

(2) Includes 1,687,700 shares of Common Stock underlying currently exercisable options, 300,000 shares of Common Stock and 450,000 shares of Common Stock underlying currently exercisable options owned by a limited partnership controlled by Mr. Richards for the benefit of his children.

(3) Includes 725,698 shares of Common Stock owned by Mr. Ziegler, 166,667 shares of Common Stock underlying currently exercisable options and 5,461,755 shares of Common Stock beneficially owned by Somerset Capital Partners ("SCP"), of which Mr. Ziegler is a general partner.

(4) Includes 3,000 shares of Common Stock owned by Mr. Brown and 91,667 shares of Common Stock underlying currently exercisable options.

(5) Includes 317,278 shares of Common Stock owned by Mr. Donovan, 166,667 shares of Common Stock underlying currently exercisable options, 268,660 shares of Common Stock beneficially owned through Cambridge Associates, L.P., a Wisconsin limited partnership ("Cambridge"), of which Mr. Donovan is a general partner, and 22,000 shares of Common Stock beneficially owned by family members living in the same household. Mr. Donovan disclaims beneficial ownership of 214,056 shares owned by Cambridge and 22,000 shares owned by family members.

(6) Includes 1,614,500 shares of Common Stock owned by Mr. Nelson, 42,167 shares of Common Stock underlying currently exercisable options, and 3,129,798 shares of Common Stock owned by Felicity Ventures, Ltd, a limited partnership controlled by Mr. Nelson and members of his family.

(7) Includes 20,000 shares of Common Stock owned by Mr. Rose and 66,917 shares of Common Stock underlying currently exercisable options.

(8) Includes 721,698 shares of Common Stock owned by Mr. Webster, 166,667 shares of Common Stock underlying currently exercisable options, and 5,461,755 shares of Common Stock beneficially owned through SCP, of which Mr. Webster is a general partner.

(9) Represents shares of Common Stock underlying currently exercisable options.

(10) Included 146,000 shares of Common Stock underlying currently exercisable options and 120 shares of Common Stock held in the Grey Wolf Drilling Company 401(k) Plan (the "401(k) Plan").

(11) Includes 232,240 shares of Common Stock underlying currently exercisable options and 1,599 shares of Common Stock held in the 401(k) Plan.

(12) Includes 1,000 shares of Common Stock owned by Mr. Guedry, 143,120 shares of Common Stock underlying currently exercisable option and 1,708 shares of Common Stock held in the 401(k) Plan.

CERTAIN SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person, other than Company's directors, nominees for director and executive officers, who are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

                                                                               SHARES BENEFICIALLY OWNED
                                                                                   AT MARCH 27, 2003
                                                                           ---------------------------------
                    NAME AND ADDRESS OF BENEFICIAL
                       OWNER, IDENTITY OF GROUP                                  NUMBER             PERCENT
-----------------------------------------------------------------------    --------------------    ---------
FMR Corp.(1)........................................................           17,970,503               9.9%
      82 Devonshire Street
      Boston, Massachusetts 02109

Franklin Resources, Inc. (2)........................................           12,910,800               7.1%
      777 Mariners Island Boulevard
      San Mateo, California 94404

----------
(1)   As reported on Schedule 13G/A dated February 14, 2003

(2)   As reported on Schedule 13G/A dated January 30, 2003

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following tables reflects the compensation for services to the Company for the years ended December 31, 2002, 2001, and 2000 for (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers of the Company, other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                                             ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                 ---------------------------------------------    -----------------------------------
                                                                                    AWARDS                    PAYOUTS
                                                                                  -----------------------     -------
                                                                     OTHER                                               ALL OTHER
                                                                     ANNUAL       RESTRICTED                            COMPENSATION
                                          SALARY       BONUS      COMPENSATION      STOCK                      LTIP          (1)
NAME AND PRINCIPAL POSITION      YEAR      ($)          ($)            ($)         AWARD(S)      OPTIONS      PAYOUTS        ($)
-----------------------------    ----    --------     --------    ------------    ----------    ---------     -------   ------------
Thomas P. Richards........       2002    425,000      275,000          --            --          450,000       --          10,668
Chairman, President and          2001    400,000      400,000          --            --          400,000       --           8,232
Chief Executive Officer          2000    375,000      253,125          --            --          400,000       --           8,232

David W. Wehlmann.........
Executive Vice President,        2002    200,000       72,000          --            --          195,000       --           8,608
Chief Financial Officer and      2001    192,500       94,000          --            --           79,000       --           6,152
Secretary                        2000    175,000       74,925          --            --          110,000       --           4,773

Edward S. Jacob, III .....       2002    197,667       68,200                                    160,000                    8,432
Senior Vice President -          2001    171,500       85,000          --            --           70,000       --           4,846
Operations                       2000    165,000       66,825          --            --          110,000       --           2,423

Gary D. Lee...............       2002    172,000       58,700                        --           90,000       --           6,496
Senior Vice President -          2001    168,500       80,000          --            --           70,000       --           6,034
Human Resources                  2000    162,731       66,824          --            --          110,000       --           4,078

Merrie S. Costley.........       2002    120,000       43,200          --            --           42,000       --           3,818
Vice President and               2001    116,500       56,400          --            --           12,000       --           5,281
Controller                       2000    104,000       40,700          --            --           45,000       --           2,897

----------
(1) Consists of cash amounts contributed by the Company to match a portion of the executive's contributions under the 401(k) Plan and group term life insurance provided to employees.

EQUITY COMPENSATION PLANS

      Under the Company's 1982 Stock Option and Long-Term Incentive Plan for Key Employees ("the 1982 Employee Plan") and the 1996 Employee Stock Option Plan (the "1996 Employee Plan"), options to acquire shares of Common Stock may be granted to executive officers and other employees. The Board of Directors suspended the 1982 Employee Plan in March 1999. The suspension of the 1982 Employee Plan does not impair the rights of a holder of an outstanding option granted under the 1982 Employee Plan. The following table summarizes our equity compensation plans as of December 31, 2002 with respect to shares of Common Stock that may be issued under the 1982 Employee Plan and the 1996 Employee Plan and other equity compensation plans.

                                                         EQUITY COMPENSATION PLAN INFORMATION
                                ---------------------------------------------------------------------------------------
                                                                                        Number of securities remaining
                                                                Weighted average        available for future issuance
                                                                    exercise              under equity compensation
                                 Number of securities to      price of outstanding                  plans
                                 be issued upon exercise       options, warrants            (excluding securities
                                 of outstanding options,              and                         reflected
                                   warrants and rights               rights                     in column (a))
Plan Category                              (a)                        (b)                            (c)
----------------------------    --------------------------    ---------------------     -------------------------------
Equity compensation
plans approved by                       6,695,715             $       3.05                         8,290,065(1)
security holders

Equity compensation
plans not approved by                   2,025,500                     2.19                                 0
security holders
                                --------------------------    ---------------------     -------------------------------

Total                                   8,721,215             $       2.85                         8,290,065
                                ==========================    =====================     ===============================

(1) If the Incentive Plan is approved by shareholders no further options will be granted under the 1996 Employee Plan.

OPTION GRANTS TABLE

      Options granted in 2002 vest in equal installments of one-fifth on the first through the fifth anniversaries of the date of grant and expire 10 years from the date of grant. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 2002.

                                    INDIVIDUAL GRANTS
                                --------------------------
                                              % OF TOTAL                           POTENTIAL REALIZABLE VALUE
                                  NUMBER OF     OPTIONS                            AT ASSUMED ANNUAL RATES OF
                                 SECURITIES   GRANTED TO                            STOCK PRICE APPRECIATION
                                 UNDERLYING    EMPLOYEES                                FOR OPTION TERM
                                   OPTIONS        IN        EXERCISE   EXPIRATION  --------------------------
                                   GRANTED    FISCAL YEAR     PRICE       DATE          5%            10%
                                ------------  ------------  ---------  ----------  ------------  ------------
Thomas P. Richards............      450,000      22.5%        2.84     02/13/12       $803,734    $2,036,749
David W. Wehlmann.............      195,000       9.7%        2.84     02/13/12        348,285       882,591
Edward S. Jacob, III..........      160,000       8.0%        2.84     02/13/12        285,772       724,177
Gary D. Lee...................       90,000       4.5%        2.84     02/13/12        160,747       407,350
Merrie S. Costley.............       42,000       2.1%        2.84     02/13/12         75,015       190,097

OPTION EXERCISES AND YEAR-END OPTION VALUES

      The following table sets forth information with respect to options exercised by each of the Named Executive Officers during 2002 and the value at December 31, 2002 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of Common Stock from the date of grant through December 31, 2002 (when the fair market value of Common Stock was $3.99 per share). The actual value realized upon option exercise will depend on the value of the Common Stock at the time of exercise.

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                                                               OPTIONS HELD AT YEAR END         MONEY OPTIONS AT YEAR END
                              -------------------------    --------------------------------    ----------------------------
                                SHARES        VALUE
                               ACQUIRED      REALIZED        EXERCISABLE      UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
                              ----------    -----------    ---------------    -------------    -------------  -------------
Thomas P. Richards.......             0     $                 1,758,160(1)       1,239,540      $3,803,150     $1,350,600
David W. Wehlmann........             0             --          199,040            414,660         167,720        491,814
Edward S. Jacob, III.....        20,000         60,500           58,000            322,000          40,810        369,815
Gary D. Lee..............             0             --          165,920            281,920         263,129        340,539
Merrie S. Costley........             0             --           73,400            115,600          71,133        164,918

----------
(1) Includes 450,000 exercisable options owned by a limited partnership controlled by Mr. Richards for the benefit of his children.

EMPLOYMENT AGREEMENTS

      In November 2001, the Company entered into amended and restated employment agreements with Messrs. Richards, Wehlmann, Jacob and Lee by which each would receive (i) an annual salary of $425,000, $200,000, $178,000 and $172,000, respectively and (ii) a bonus at the sole discretion of the Board of Directors. Mr. Jacob's salary changed to $200,000 in February 2002 as a result of a job change. The above mentioned contracts expire on December 31, 2003 (in the case of Mr. Richards, December 31, 2004). The term shall be automatically extended annually, unless and until at least 90 days prior to the renewal date either party gives notice not to further extend. Pursuant to the employment agreements, in the event a termination occurs within one year (two years in the case of Mr. Richards) of a "Change in Control" (as defined), each executive shall be paid three times (three and three quarters times in the case of Mr. Richards) the sum of: (a) the annual salary of executive in effect on the date of termination plus
(b) a bonus equal to fifty percent (one-hundred percent in the case of Mr. Richards) of such annual salary. In the event a termination occurs at any time other than within one year (two years in the case of Mr. Richards) of the "Change in Control", an amount equal to the sum of: (a) the annual salary (three times the annual salary in the case of Mr. Richards) plus (b) an annual bonus equal to fifty percent (three times one-hundred percent in the case of Mr. Richards) of such annual salary.

      In November 2001, the Company established an Executive Severance Plan (the "Plan"). The purpose of this Plan is to provide those executive officers of the Company, including Ms. Costley, and its subsidiaries who have not entered into employment agreements with the Company economic protection in the event of termination of employment under circumstances provided for in the Plan within twelve months after a "Change in Control" (as defined). Pursuant to the terms of the Plan, a participant shall receive a severance payment equal to one and one half times the sum of: (a) participant's annual salary plus (b) a bonus equal to thirty percent of such annual salary.

                          COMPENSATION COMMITTEE REPORT

TO OUR SHAREHOLDERS

      The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of three independent, non-employee directors who have no "interlocking" relationships with the Company. The Compensation Committee exists to develop executive compensation policies that support the Company's strategic business objectives and values. The duties of this committee include:

      - reviewing and approving the design of executive compensation programs and all salary arrangements that Company executives receive;

      - assessing the effectiveness of the programs in light of the compensation philosophy; and

      -     reviewing executive performance.

COMPENSATION PHILOSOPHY

      The Compensation Committee adheres to an executive compensation philosophy that supports the Company's strategic goals to:

      -     increase shareholder value;

      -     strengthen the balance sheet; and

      - be the leading value-added provider of products and services within the markets that it operates.

      The Compensation Committee's philosophy for executive compensation is designed to attract, motivate and retain executives who have the skill, training and dedication to help the Company implement its strategy and achieve its goals. The Compensation Committee's philosophy:

      - emphasizes at-risk compensation, while balancing short-term and long-term compensation to support the Company's business and financial strategic goals;

      - reflects positive, as well as negative, Company and individual performance in pay;

      - encourages equity-based compensation to reinforce management's focus on increasing shareholder value; and

      -     provides competitive pay opportunities.

      Company executives participate in a comprehensive compensation program that is built around this four-pronged philosophy. The key components of this program include base salary, annual bonus opportunities and long-term stock based incentives.

      Each of these components is reviewed by the Compensation Committee. To ensure that the compensation of the Company's executives is comparable to market practices, the Compensation Committee collects competitive market data annually from multiple external sources on comparable drilling companies. This market information is used for assessing all components of an executive's compensation. The Compensation Committee believes that, taken as a whole, the Company's executive compensation program is competitive within its industry.

BASE SALARY

      Generally, salaries reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions to the Company (past and future), position within the Company's executive structure, and market pay practices. The Compensation Committee annually reviews the base salaries of key executive officers and determines whether salaries should be adjusted. Overall, salaries are targeted at the median of the market practice, with annual adjustments based primarily upon individual and Company financial performance. When making annual adjustments, a qualitative assessment of individual performance is conducted, which considers many factors including both past and present contributions. The factors used in making this evaluation may vary by position.

      Mr. Richards' 2000 annual base salary was $375,000. In recognition of Mr. Richard's guidance and contribution to the Company, the Board of Directors, upon the recommendation of the Compensation Committee, authorized the Company to enter into a new employment agreement with Mr. Richards in November 2001. Under the terms of the new employment agreement, Mr. Richards received an increase in his annual base salary to $425,000. In addition, as discussed below, Mr. Richards received options to purchase Common Stock during the recent industry upturn. Mr. Richard's total compensation package remains heavily weighted toward equity-based incentives in the form of stock options.

ANNUAL BONUS

      To support the short-term incentive component of the compensation program, the Company provides annual bonus opportunities. For fiscal year 2002, as well as in the prior year, annual bonuses were based on the achievement of a minimum level of Company financial performance as well as the Compensation Committee's evaluation of the Named Executives' performance. In addition, specific goals attributable to the Company's overall safety record are part of each executive's incentive package. The Compensation Committee believes the goals associated with bonus payments are achievable yet require considerable effort and innovation on the part of each executive. Named Executives only receive payments under the plan if the minimum level of financial performance is reached. If the minimum level of financial performance is exceeded, bonus payments are increased. Bonus awards are considered when the Compensation Committee reviews the Company's financial performance after the close of the fiscal year.

      On the basis of the criteria listed above, the following bonuses were awarded and paid to the named executive officers for their fiscal 2002 performance: Mr. Richards at $275,000, Mr. Wehlmann $72,000, Mr. Jacob $68,200, Mr. Lee $58,700, and Ms. Costley $43,200.

LONG-TERM INCENTIVES

      The 1996 Employee Plan provides executives with equity-based opportunities to earn additional compensation based upon Company and stock performance over the mid- to long-term. Use of such incentives focuses management on the long-term interest of shareholders. The Compensation Committee considers multiple factors when determining award sizes.

      Stock options are granted to Company executives to provide an equity-based incentive component to their compensation. Under the 1996 Employee Plan, stock options are granted at exercise prices equal to fair market value of the underlying Common Stock on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant. This reflects the Company's focus on increasing shareholder value.

      During the fiscal year 2002, the Company granted Mr. Richards and the other Named Executive Officers options to acquire 450,000 and 487,000 shares of Common Stock, respectively, at an exercise price of $2.84 per share. The exercise price for these options was equal to the fair market value of the underlying Common Stock on the date of grant, and reflect the Compensation Committee's continued focus on the "at risk" component of Mr. Richards' and other Named Executive Officers' total compensation. In fiscal year 2001, the Company granted Mr. Richards and the other Named Executive Officers options to purchase 400,000 and 231,000 shares of Common Stock, respectively.

CONCLUSION

      The Compensation Committee believes the executive compensation philosophy and programs effectively serve the interests of shareholders and the Company. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit. To further our philosophy, the Board, at the recommendation of the Committee, adopted the Grey Wolf, Inc. 2003 Incentive Plan, subject to shareholder approval. A copy of this Plan is attached to this proxy statement as Appendix A.

      The Compensation Committee will continue to monitor the effectiveness of the Company's compensation programs to meet the needs of the Company.

COMPOSITION OF THE COMPENSATION COMMITTEE

      Members of the Compensation Committee owned, controlled or represented approximately 6.2% of the outstanding Common Stock and, accordingly, also maintain a substantial interest in the Company's financial performance.

                             Compensation Committee:

                                        Frank M. Brown

                                        James K.B. Nelson

                                        Steven A. Webster

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and shareholders who own more than 10% of the Common Stock, to file reports of stock ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange (the "AMEX") and to furnish the Company with copies of all such reports they file. Based solely on a review of the copies of the Section 16(a) reports furnished to the Company, or written representations that no reports were required, it believes that during fiscal year 2002, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with.

                             STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder returns on the Common Stock, the AMEX market value index and a Peer Group Index. The graph assumes that $100 was invested on December 31, 1997, in the Common Stock and in each index and that any cash dividends are reinvested. The Company has not declared any dividends during the period covered by this graph.

                         [STOCK PERFORMANCE LINE GRAPH]

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG GREY WOLF, INC., THE AMEX MARKET VALUE INDEX AND A PEER GROUP
                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

       AMONG GREY WOLF, INC., THE AMEX MARKET VALUE INDEX AND A PEER GROUP

                           DEC-97        DEC-98          DEC-98        DEC-00         DEC-01          DEC-02
---------------------  -------------  -------------  -------------  -------------  -------------  -------------
   Grey Wolf, Inc.        $100.00        $ 13.79        $ 52.87        $108.05        $ 54.62        $ 73.38
---------------------  -------------  -------------  -------------  -------------  -------------  -------------
  AMEX Market Value       $100.00        $107.35        $141.64        $131.37        $122.26        $ 99.88
---------------------  -------------  -------------  -------------  -------------  -------------  -------------
    Peer Group (1)        $100.00        $ 42.76          80.20        $152.40        $ 96.16        $102.11

(1) Consists of Nabors Industries, Inc., Parker Drilling Company, Helmerich & Payne, Precision Drilling Corporation and Patterson UTI Energy, Inc. All of the members of the Peer Group are providers of contract oil and gas land drilling services.

      This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

      The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

                             AUDIT COMMITTEE REPORT

TO OUR SHAREHOLDERS

      The Audit Committee of the Board of Directors (the "Committee") exists to provide an independent, objective oversight of the Company's accounting functions and internal controls. Under the rules of the AMEX all of the members of the Committee are independent. The Committee operates under a written charter adopted by the Board of Directors on May 9, 2000.The Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002 and the rules of the U.S. Securities and Exchange Commission regarding audit committee procedures and responsibilities. Although the Committee's existing procedures and responsibilities generally complied with the requirements of these rules and standards, the Board of Directors has adopted amendments to the Committee's charter to voluntarily implement certain of the rules and to make explicit its adherence to others. A copy of the amended charter is attached to this proxy statement as Appendix B.

      The Committee has reviewed and held discussions with management and KPMG LLP, the Company's independent auditors on the audited financial statements for fiscal year 2002. The Committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to quality, not just the acceptability, of the Company's accounting functions and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. In addition, the Committee has received a written statement from KPMG LLP describing all relationships between the independent auditors and the Company that may impact their objectivity and independence as required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and any relationships that may impair its independence and satisfied itself as to their independence.

      The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to accountant independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

      Based on the Committee's review of the audited financial statements and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                Audit Committee:

                                        Frank M. Brown

                                        William T. Donovan

                                        James K.B. Nelson

                                        William R. Ziegler

                              CERTAIN TRANSACTIONS

      In 2002, the Company performed contract drilling services for Brigham Exploration Company and Carrizo Oil & Gas, Inc., affiliates of Mr. Webster. Total revenue recognized from these affiliates during 2002 was approximately $3.4 million.

                                   PROPOSAL 2

                 APPROVAL OF GREY WOLF, INC. 2003 INCENTIVE PLAN

GENERAL INFORMATION

      The Board of Directors has approved the adoption of the Incentive Plan which, subject to shareholder approval, authorizes the grant of the following equity-based incentives ("Awards"):

            - options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

            -     non-statutory stock options;

            -     restricted shares; and

            -     other stock-based and cash awards.

      The purpose of the Incentive Plan is to advance the interests and promote the success of the Company by providing financial incentives and an opportunity to selected employees, officers, directors and consultants to share in the growth and prosperity of the Company by providing them with an opportunity to increase their ownership of shares of Common Stock through Awards granted under the Plan. The Board of Directors believes that providing such opportunities assists in the attraction, retention and motivation of qualified employees, officers, directors and consultants and provides such persons with additional incentive to devote their best efforts to pursue the financial success of the Company. Accordingly, the Board of Directors believes that the adoption of the Incentive Plan is in the Company's best interests.

      The Board of Directors believes that approval of the Incentive Plan is in the best interest of the Company and its shareholders. Since the 1996 Employee Plan was approved by shareholders there has been significant advances in incentive compensation programs and plans. The Incentive Plan includes many of these features that are prevalent in current incentive compensation plans and is significantly more flexible than the 1996 Employee Plan with regard to the types of incentive compensation that can be awarded. Shareholder approval of the Incentive Plan will enable the Company to make its compensation program more comprehensive and comparable to the plans of its competitors.

      The 1996 Employee Plan authorizes 17,000,000 shares of Common Stock for grants or awards under the 1996 Employee Plan. If the Incentive plan is approved by shareholders, no further grants or awards respecting Common Stock shall be made under the 1996 Employee Plan; provided, however, that outstanding options previously granted or awarded shall continue to be exercisable subject to the terms and conditions of such grants or awards. The maximum number of shares of Common Stock that may be subject to Awards granted under the Incentive Plan is 17,000,000 shares of Common Stock which will be reduced by the number of any shares previously exercised and issued under the 1996 Employee Plan and any shares to be issued upon an exercise of outstanding options granted under the 1996 Employee Plan that are not cancelled, terminated, paid in cash in lieu of Common Stock or otherwise forfeited. As of March 27, 2003, 2,198,720 shares of Common Stock had been previously issued pursuant to an exercise under the 1996 Employee Plan, and as of March 27, 2003, options to purchase 7,802,015 shares of Common Stock are outstanding under the 1996 Employee Plan. Thus, if none of the outstanding options are cancelled or otherwise terminated before shares of Common Stock with respect to those grants or awards are issued under the 1996 Employee Plan, the number of shares of Common Stock available for grants under the Incentive Plan would be limited to 6,999,265 shares of Common Stock. As of March 27, 2003, the closing price of the shares of Common Stock on the American Stock Exchange was $3.86 per share.

      Below is a summary of the material terms and provisions of the Incentive Plan and certain tax effects of participation in the Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached as Appendix A to this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE GREY WOLF, INC. 2003 INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

ELIGIBILITY

      The Incentive Plan authorizes the discretionary grant of options intended to qualify as incentive stock options to all employees and the discretionary grant of other types of Awards to all employees, officers, directors and consultants. There are presently six executive officers, six non-employee directors and numerous employees or persons who provide services to us who will be eligible to receive Awards under the Incentive Plan. The maximum number of shares of Common Stock available for incentive stock options is 17,000,000, which will be reduced by any shares previously issued and issued upon exercise of awards or grants outstanding under the 1996 Employee Plan, as described above. The maximum number of shares of Common Stock with respect to which stock options, restricted stock or other stock-based awards that may be granted to any individual who is a "covered employee" as defined in Code Section 162(m) and related regulations under the Incentive Plan during any calendar year is two million and the maximum aggregate cash payout (including other stock-based awards paid in cash) in any calendar year to a "covered employee" is five million dollars.

      The Incentive Plan will remain in effect, subject to the right of the Board of Directors to terminate it earlier under certain circumstances, until all shares of Common Stock subject to the Incentive Plan have been purchased or acquired pursuant to the provisions of the Incentive Plan. However, no Awards may be granted after ten (10) years from the effective date of the Incentive Plan.

ADMINISTRATION OF THE INCENTIVE PLAN

      The Incentive Plan provides that it is to be administered by a committee of the Board of Directors, all of the members of which must be non-employee directors and outside directors under Treasury Regulation Section 162(m),
Section 16b-3 of the Exchange Act and meet the independence requirements established by the principal securities exchange or quotation system where the Common Stock is traded. The Board of Directors anticipates that the Plan will be administered by the Compensation Committee. The Compensation Committee has the full power and authority to grant to eligible persons the Awards described below and determine the terms and conditions under which Awards are made. The Compensation Committee will establish the period of time within which options may be exercised and the restriction period for restricted shares. It has been the policy of the Compensation Committee with respect to previously granted options to provide that they are not exercisable for a period of time (one year) and thereafter in specified amounts, on a cumulative basis, over the term of the option (e.g. 20% in the second year, 20% in the third year, etc.), except due to acceleration in certain circumstances. Although it is not required, it is expected that this policy will be continued.

      The Compensation Committee may grant incentive stock options, non-statutory stock options, restricted shares and other stock-based awards, including, but not limited to, stock appreciation rights and stock grants, or cash awards or any combination of the foregoing. Shares of Common Stock will be made available from either our authorized but unissued shares or shares that have been issued but reacquired by the Company. Shares of Common Stock that are subject to (i) any Award that expires, terminates or is annulled for any reason without having been exercised and (ii) any Award of restricted shares that is forfeited prior to becoming vested, will once again be available for distribution under the Incentive Plan.

      The Compensation Committee also has the power to:

      -     administer and interpret the Incentive Plan;

      - correct any defect or supply any omission or reconcile any inconsistency in the Incentive Plan or related documents; and

      - determine the form and terms of the Awards made under the Incentive Plan, including persons eligible to receive Awards and the number of shares or other consideration subject to Awards.

      The terms of Awards will be reflected in an agreement between the grantee and the Company. The Compensation Committee has the authority to grant an award of restricted stock, cash or other stock-based awards that comply with the performance-based requirements of Code Section 162(m).

OPTIONS

      Stock Options entitle the holder to purchase a specified number of shares of Common Stock at a specified exercise price subject to the terms and conditions of the option grant. The option price per share of all incentive stock options must be at least 100% of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year cannot exceed $100,000. To the extent that the fair market value of shares of Common Stock with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as a non-statutory option. If an optionee owns more than 10% of the outstanding shares of Common Stock at the time the optionee is granted an incentive stock option, the option price per share cannot be less than 110% of the fair market value per share on the date of grant and the term of the option cannot exceed five years.

      Non-statutory options may be granted at an exercise price per share that is 100% of the fair market value of the Common Stock on the date of grant or that is less than 100% of the fair market value of the Common Stock on the date of the grant. The Compensation Committee has the discretion to determine the exercise price of an Award that is a non-statutory option; however, a non-statutory option that is intended to qualify as performance-based compensation under Code Section 162(m) must be granted with an exercise price equal to 100% of the fair market value of Common Stock on the date of grant.

RESTRICTED STOCK

      A restricted stock award consists of a grant of Common Stock that is subject to a substantial risk of forfeiture or otherwise restricted until conditions established at the time of grant are satisfied. The Compensation Committee will designate the vesting date or dates for each award of restricted shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such restricted shares. The stock certificate or certificates representing restricted stock will be registered in the name of the holder to whom such shares have been awarded and until the shares are vested the certificates representing the restricted stock will bear a restrictive legend to the effect that ownership of the restricted stock and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Incentive Plan and the applicable agreement entered into between the holder and the Company. The certificate may remain in the custody of the Company or its designee endorsed in blank so as to permit the retransfer to the Company of all or any portion of the restricted stock that is forfeited or otherwise does not become vested in accordance with the Incentive Plan or the applicable agreement. Unless otherwise designated by the Compensation Committee, the holder of restricted stock will have the right to vote such shares and to exercise all of the rights, powers and privileges of a holder of shares of Common Stock. The Compensation Committee may also limit a holder's right to receive dividends.

OTHER STOCK-BASED AND CASH AWARDS

      In order to enable the Company and the Compensation Committee to respond quickly to significant developments in applicable tax or other legislation and regulations and trends in executive compensation practices, the Incentive Plan also authorizes the Compensation Committee to grant cash or other stock-based awards to individuals eligible to participate in the Plan. Other stock-based awards may consist of awards that are valued, in whole or in part, by reference to, or otherwise based on, the Company's Common Stock. Subject to the terms of the Incentive Plan, the Compensation Committee may determine any terms and conditions of cash or other stock-based awards; provided, however, that those Awards intended to qualify as performance-based compensation under Code Section 162(m) shall comply with the standards specified in the Plan and in accordance with 162(m) and the regulations thereunder. Payment of stock-based awards will be in shares of Common Stock or other consideration related to those Awards as the Compensation Committee determines in its discretion.

AMENDMENT AND TERMINATION OF THE INCENTIVE PLAN

      The Board may amend or terminate the Plan at any time, except that the Plan may not be modified or amended, without shareholder approval while the Company is a publicly-held corporation, if such amendment would:

      - increase the number of shares of Common Stock that may be issued thereunder, except in connection with the recapitalization or reclassification of Common Stock;

      - amend the eligibility requirements for employees to participate in the Plan;

      - increase the maximum limits on awards that may be issued to covered employees under Section 162(m) of the Code;

      -     extend the term of the Plan; or

      - decrease the authority granted to the Compensation Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

      No termination or amendment of the Plan shall adversely affect in any material way any outstanding Award previously granted to a participant without his or her consent. No award may be granted under the Plan after ten (10) years from the effective date of the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE INCENTIVE PLAN

      The following is a summary of certain of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Incentive Plan and with respect to the sale of any shares of Common Stock acquired under the Incentive Plan. The tax consequences of the Awards are complex and dependent upon each individual's personal tax situation. All participants are advised to consult with his or her own tax advisor respecting Awards and federal, state and local tax laws.

Incentive Stock Options

      In general a participant will not recognize taxable income upon the grant or a "qualified" exercise of any incentive stock option. The Company is not entitled to a deduction at the time of grant or "qualified" exercise. Instead, a participant will recognize taxable income with respect to incentive stock options only upon the sale of shares of Common Stock acquired through the "qualified" exercise of an option. The "qualified" exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

      Generally, the tax consequences of selling shares of Common Stock acquired upon the exercise of an incentive stock option will vary with the length of time that the participant has owned the shares of Common Stock at the time it is sold. If the participant sells shares of Common Stock acquired upon the "qualified" exercise of an incentive stock option which means selling it after having owned it for more than two years from the date the option was granted and one year from the date the option was exercised, then any gain or loss associated with the sale will be subject to long-term capital gain or loss treatment under the Code.

      If the participant sells shares of Common Stock acquired upon the exercise of incentive stock options for more than the exercise price prior to having owned it for more than two years from the date the option was granted and one year from the date the option was exercised (a disqualifying disposition) then the participant will recognize ordinary income compensation income in an amount equal to the difference between the fair market value of the shares acquired on the date of exercise (or, if less, the sale price of the shares) and the exercise price. The Company is generally entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the participant from such disposition.

Non-Statutory Stock Options

      As in the case of an incentive stock option, a participant will not recognize ordinary taxable income upon the grant of a non-statutory stock option nor will the Company be entitled to a deduction at that time. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired through the exercise of the option on the date the option was exercised over the exercise price, and the Company will generally recognize a corresponding tax deduction in the same amount at the same time.

Restricted Shares

      A participant will not recognize taxable income upon the grant of an award of restricted shares (nor will the Company be entitled to a deduction) unless the participant makes an election under Section 83(b) of the Internal Revenue Code. If the participant makes a Section 83(b) election within 30 days of the date the restricted shares are granted, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares of Common Stock at the time the award is granted over the purchase price, if any, paid for the shares of Common Stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of such lapse over the original price paid for the shares of Common Stock, if any. The participant will have a tax basis in the shares of Common Stock acquired equal to the sum of the price paid, if any, and the amount of ordinary compensation income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable.

      The Company will generally be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or a Code Section 83(b) election, in the same amount as the ordinary income recognized by the participant.

Other Stock-Based Awards

      Generally a participant will not recognize any income upon the grant of other stock-based awards. Upon the payment of other stock-based awards, a participant will recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in the same amount and at the same time. However, if any such shares are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the participant will not recognize income and the Company will not be entitled to a deduction until the restrictions lapse, unless the participant elects otherwise by filing an election under Code Section 83(b) as described above. The amount of a participant's ordinary taxable income and the Company's deduction will generally be equal to the fair market value of the shares at the time the restrictions lapse.

      The foregoing is a summary discussion of certain United States federal income tax consequences to certain participants under the Code and does not purport to be a complete statement of all relevant provisions of the Code. The effect of any foreign, state, local or estate taxes is not addressed.

                              INDEPENDENT AUDITORS

      KPMG LLP, has served as the independent auditors of the Company since October 1996. Upon the recommendation of the Audit Committee, the Board of Directors has approved the selection of KPMG LLP to serve as independent auditors for the fiscal year ending December 31, 2003. It is not proposed that any formal action be taken at the Meeting with respect to the continued employment of KPMG LLP, inasmuch as no such action is legally required. Representatives of KPMG LLP plan to attend the Meeting and will be available to answer questions, and will have an opportunity to make a statement if they so desire, although it is not expected that any statement will be made.

      The following table sets forth the fees the Company incurred in fiscal year 2002 and 2001 for services performed by KPMG LLP:

                                             2002       2001
                                           --------   --------
                  Audit Fees               $111,250   $147,356
                  Audit-Related Fees (1)     55,000     16,500
                  Tax Fees (2)               93,007     52,128
                  All Other Fees (3)          3,250     56,333
                                           --------   --------
                           Total           $262,507   $272,317
                                           ========   ========

      (1) Audit related fees consist of an audit of the financial statements of the 401(k) plan.

      (2) Other non-audit fees consisting of tax compliance ($45,965) and tax consulting ($47,042) for 2002 and tax compliance ($43,555) and tax consulting ($8,573) for 2001.

      (3)   All other fees consisting of other advisory services.

The Company did not engage KPMG LLP to provide services related to information systems design and implementation.

                 DISTRIBUTION OF ANNUAL REPORTS TO SHAREHOLDERS

      The annual report to shareholders covering the fiscal year ended December 31, 2002, has been mailed to each shareholder entitled to vote at the Meeting.

                              SHAREHOLDER PROPOSALS

      Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2004 annual meeting of shareholders is required to submit such proposals to the Company on or before December 3, 2003.

      Shareholders that intend to present a proposal that will not be included in the proxy statement for the Company's 2004 Meeting must give written notice of a shareholder's intent to submit such a proposal on or after December 3, 2003 but not later than February 2, 2004. The notice submitted by a shareholder should include a statement that the proponent intends to solicit the necessary percentage of shareholder votes to carry the proposal supported by evidence that the stated percentage will actually be solicited.

                           COST OF SOLICITING PROXIES

      The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to their clients who are beneficial owners of Common Stock.

                                        By Order of the Board of Directors,

                                        DAVID W. WEHLMANN,
                                        Secretary

March 28, 2003

                                   APPENDIX A

                                 GREY WOLF, INC.
                               2003 INCENTIVE PLAN

                        (EFFECTIVE AS OF MARCH 26, 2003)

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SECTION 1. GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE, COVERAGE AND BENEFITS.............................     1
                    1.1    Purpose...........................................................................     1
                    1.2    Definitions.......................................................................     1
                    1.3    Plan Administration...............................................................     6
                    1.4    Shares of Common Stock Available for Incentive Awards.............................     8
                    1.5    Share Pool Adjustments for Awards and Payouts.....................................     9
                    1.6    Common Stock Available............................................................    10
                    1.7    Participation.....................................................................    10
                    1.8    Types of Incentive Awards.........................................................    10

SECTION 2. STOCK OPTIONS.....................................................................................    11
                    2.1    Grant of Stock Options............................................................    11
                    2.2    Stock Option Terms................................................................    11
                    2.3    Stock Option Exercises............................................................    12

SECTION 3. RESTRICTED STOCK..................................................................................    14
                    3.1    Award of Restricted Stock.........................................................    14
                    3.2    Restrictions......................................................................    15
                    3.3    Delivery of Shares of Common Stock................................................    16

SECTION 4. OTHER STOCK-BASED AWARDS..........................................................................    16
                    4.1    Grant of Other Stock-Based Awards.................................................    16
                    4.2    Other Stock-Based Award Terms.....................................................    17
                    4.3    Performance Awards................................................................    17

SECTION 5. PROVISIONS RELATING TO PLAN PARTICIPATION.........................................................    19
                    5.1    Plan Conditions...................................................................    19
                    5.2    Transferability and Exercisability................................................    20
                    5.3    Rights as a Stockholder...........................................................    21
                    5.4    Listing and Registration of Shares of Common Stock................................    22
                    5.5    Change in Common Stock and Adjustments............................................    22
                    5.6    Termination of Employment, Death, Disability and Retirement.......................    24
                    5.7    Change in Control.................................................................    27
                    5.8    Exchange of Incentive Awards......................................................    27
                    5.9    Term..............................................................................    28

SECTION 6. GENERAL ..........................................................................................    28
                    6.1    Effective Date and Grant Period...................................................    28
                    6.2    Funding and Liability of Company..................................................    28
                    6.3    Withholding Taxes.................................................................    28
                    6.4    No Guarantee of Tax Consequences..................................................    29

                                                                                                               PAGE
                                                                                                               ----
                    6.5    Designation of Beneficiary by Participant.........................................    29
                    6.6    Deferrals.........................................................................    29
                    6.7    Amendment and Termination.........................................................    30
                    6.8    Requirements of Law...............................................................    30
                    6.9    Rule 16b-3 Securities Law Compliance and
                           Compliance with Company Policies..................................................    30
                    6.10   Compliance with Code Section 162(m)...............................................    31
                    6.11   Successors........................................................................    31
                    6.12   Miscellaneous Provisions..........................................................    31
                    6.13   Severability......................................................................    31
                    6.14   Gender, Tense and Headings........................................................    32
                    6.15   Governing Law.....................................................................    32

                                 GREY WOLF, INC.
                               2003 INCENTIVE PLAN

                                   SECTION 1.

                         GENERAL PROVISIONS RELATING TO
                     PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1 PURPOSE

      The purpose of the Plan is to foster and promote the long-term financial success of Grey Wolf, Inc. (the "Company") and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of selected key Employees, Consultants and Outside Directors, (b) motivating superior performance of key Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining key Employees, Consultants and Outside Directors by providing competitive incentive compensation opportunities, and (e) enabling key Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.

      The Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

      Subject to approval by the Company's stockholders pursuant to Section 6.1, the Plan is established effective as of March 26, 2003 (the "EFFECTIVE DATE"). The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 6.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Stock Option be granted under the Plan after the expiration of ten
(10) years from the Effective Date.

1.2 DEFINITIONS

      The following terms shall have the meanings set forth below:

            (a) AUTHORIZED OFFICER. The Chairman of the Board, the CEO or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

            (b) BOARD. The Board of Directors of the Company.

            (c) CAUSE. When used in connection with the termination of a Grantee's Employment, shall mean and includes (i) chronic alcoholism or controlled substance abuse as determined by a doctor chosen by the Committee and the Grantee;
      (ii) an act of proven fraud or dishonesty on the part of the Grantee with respect to the Company or its subsidiaries; (iii) knowing and material failure by the Grantee to comply with material applicable laws and regulations relating to the business of the Company or its subsidiaries;
      (iv) the Grantee's material and continuing failure to perform (as opposed to unsatisfactory performance) his duties to the Company except, in each case, where such failure is caused by the illness or other similar incapacity or disability of the Grantee; or (v) conviction of a crime involving moral turpitude or a felony.

            If the Grantee is a party to a written employment agreement with the Company and that employment agreement provides that Grantee's employment with the Company may be terminated without cause as defined in the employment agreement, any such termination without cause shall not be considered a "voluntary resignation" for the purposes of this Plan at any Incentive Agreement.

            (d) CHANGE IN CONTROL. Any of the events described in and subject to
      Section 5.7.

            (e) CODE. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

            (f) COMMITTEE. A committee appointed by the Board consisting of not less than two directors as appointed by the Board to administer the Plan. During such period that the Company is a Publicly Held Corporation, the Plan shall be administered by a committee appointed by the Board consisting of not less than two directors who fulfill the (i) "non-employee director" requirements of Rule 16b-3 under the Exchange Act,
      (ii) and the "outside director" requirements of Section 162(m) of the Code and (iii) the criteria for director independence from time-to-time promulgated by the principal securities exchange or quotation system upon which the Company's Common Stock is from time-to-time listed or quoted. In either case, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

            The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

            Notwithstanding the preceding paragraphs, the term "Committee" as used in the Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board

      (unless it otherwise designates in its discretion). When the Board exercises its authority to act in the capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

            (g) COMMON STOCK. The common stock of the Company, $0.10 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

            (h) COMPANY. Grey Wolf, Inc., a corporation organized under the laws of the State of Texas, and any successor in interest thereto.

            (i) CONSULTANT. An independent agent, consultant, attorney, an individual who has agreed to become an Employee within the next six (6) months, or any other individual who is not an Outside Director or employee of the Company (or any Parent or Subsidiary) and who (i), in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary) (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

            (j) COVERED EMPLOYEE. A named executive officer who is one of the group of covered employees, as defined in Section 162(m) of the Code and Treasury Regulation Section 1.162-27(c) (or its successor), during such period that the Company is a Publicly Held Corporation.

            (k) DISABILITY. Disability means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. In the absence of any specific requirements for this determination, the decision of the Company, as aided by any physicians designated by the Company shall be conclusive and the Company shall send written notice to the Grantee of the determination that the Grantee has become permanently and totally disabled.

            (l) EMPLOYEE. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development and financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

            (m) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

            Unless otherwise provided in the Incentive Agreement, the term "Employment" for purposes of the Plan is also defined to include (i) compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary) and (ii) membership on the Board by an Outside Director.

            (n) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

            (o) FAIR MARKET VALUE. The Fair Market Value of one share of Common Stock on the date in question is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the consolidated reporting system for the securities exchange(s) on which Shares are then listed or admitted to trading (as reported in the Wall Street Journal or other reputable source), or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted on the Nasdaq Stock Market, Inc. ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

            If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

            (p) GRANTEE. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

            (q) IMMEDIATE FAMILY. With respect to a Grantee, the Grantee's spouse, children or grandchildren (including legally adopted and step children and grandchildren)

            (r) INCENTIVE AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 5.1(a).

            (s) INCENTIVE AWARD. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Restricted Stock Award, Other Stock-Based Award or Performance Award.

            (t) INCENTIVE STOCK OPTION OR ISO. A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

            (u) INSIDER. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

            (v) NONSTATUTORY STOCK OPTION. A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option.

            (w) OPTION PRICE. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

            (x) OTHER STOCK-BASED AWARD. An award granted by the Committee to a Grantee under Section 4.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

            (y) OUTSIDE DIRECTOR. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Parent or Subsidiary.

            (z) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in Section 424(e) of the Code.

            (aa) PERFORMANCE AWARD. An award granted by the Committee to the Grantee under Section 4.3.

            (bb) PERFORMANCE-BASED EXCEPTION. The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

            (cc) PERFORMANCE PERIOD. A period of time, as may be determined in the discretion of the Committee and set out in the Incentive Agreement, over which performance is measured for the purpose of determining a Grantee's right to and the payment value of an Incentive Award.

            (dd) PLAN. The Grey Wolf, Inc. 2003 Incentive Plan as set forth herein and as it may be amended from time to time.

            (ee) PUBLICLY HELD CORPORATION. A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

            (ff) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.

            (gg) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

            (hh) RESTRICTION PERIOD. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

            (ii) RETIREMENT. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of sixty-five
      (65) years, or such other age as may be designated by the Committee in the Employee's Incentive Agreement.

            (jj) SHARE. A share of the Common Stock of the Company.

            (kk) SHARE POOL. The number of shares authorized for issuance under
      Section 1.4, as adjusted for awards and payouts under Section 1.5 and as adjusted for changes in corporate capitalization under Section 5.5.

            (ll) STOCK OPTION OR OPTION. Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder such stock option the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, only an Employee may be granted an Incentive Stock Option.

            (mm) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

1.3 PLAN ADMINISTRATION

            (a) AUTHORITY OF THE COMMITTEE. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to
      (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Incentive Agreement. The determinations of the Committee shall be final and binding.

            (b) DECISIONS BINDING. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

            (c) MODIFICATION OF OUTSTANDING INCENTIVE AWARDS. Subject to the stockholder approval requirements of Section 6.7 if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee. With respect to an Incentive Award that is an incentive stock option (as described in Section 422 of the Code), no adjustment to such option shall be made to the extent constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the optionee in writing. The foregoing authority respecting modification shall not permit the Committee to reprice any Option Price of an Incentive Award.

            (d) DELEGATION OF AUTHORITY. The Committee may delegate to designated officers or other employees of the Company any of its duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, while the Company is a Publicly Held Corporation, the Committee may not delegate to any person the authority to (i) grant Incentive Awards, or (ii) take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

            (e) EXPENSES OF COMMITTEE. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

            (f) SURRENDER OF PREVIOUS INCENTIVE AWARDS. The Committee may, in its absolute discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and canceled.

            (g) INDEMNIFICATION AND EXONERATION. EACH PERSON WHO IS OR WAS A MEMBER OF THE COMMITTEE, OR OF THE BOARD, SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE MAY BE A PARTY OR IN WHICH HE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON'S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM IN SETTLEMENT THEREOF, WITH THE COMPANY'S APPROVAL, OR PAID BY HIM IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM, PROVIDED HE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY'S ARTICLES OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

1.4 SHARES OF COMMON STOCK AVAILABLE FOR INCENTIVE AWARDS

      The Grey Wolf, Inc. 1996 Employee Stock Option Plan, as amended (the "1996 Employee Plan") authorizes 17,000,000 Shares of Common Stock for grants or awards under the 1996 Employee Plan. If this Plan is approved by shareholders, no further awards or grants respecting Common Stock shall be made under the 1996 Employee Plan; provided, however, that previous grants or awards shall continue to be exercisable subject to the terms and conditions of such grants or awards. Subject to adjustment under Section 5.5, there shall be available for Incentive Awards under the Plan that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) Seventeen Million (17,000,000) Shares of Common Stock; provided, however, that the Seventeen Million Shares available under this Plan shall be reduced by the number of Shares of Common Stock previously exercised and issued under the 1996 Employee Plan and by the number of Shares of Common Stock subject to any outstanding awards or grants under the 1996 Employee Plan that are issued upon an exercise and that are not expired, forfeited, terminated or otherwise cancelled or that are settled in cash in lieu of Shares under the 1996 Employee Plan (in no event shall the Shares available under this Plan exceed 17,000,000 Shares of Common Stock). Seventeen Million (17,000,000) of the Shares (adjusted as provided in the preceding sentence) reserved under the Plan shall be available for grants of Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

      During such period that the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

            (a) Subject to adjustment as provided in Section 5.5, the maximum aggregate number of Shares of Common Stock (including Stock Options, Restricted Stock, or Other Stock-Based Awards paid out in Shares) that may be granted in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be Two Million (2,000,000) Shares.

            (b) The maximum aggregate cash payout (including Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be Five Million dollars ($5,000,000).

            (c) With respect to any Stock Option granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option shall continue to count against the maximum number of Shares that may be the subject of Stock Options granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

            (d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.5 SHARE POOL ADJUSTMENTS FOR AWARDS AND PAYOUTS.

      The following Incentive Awards and payouts shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

            (a) Stock Options;

            (b) Restricted Stock Awards; and

            (c) A payout of an Other Stock-Based Award or Performance Awards in Shares.

      The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

            (a) A payout of an Other Stock-Based Award or Performance Awards in the form of cash;

            (b) A cancellation, termination, expiration, forfeiture, or lapse for any reason of any Shares subject to an Incentive Award; and

            (c) Payment of an Option Price with previously acquired Shares or by withholding Shares that otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price).

1.6 COMMON STOCK AVAILABLE.

      The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.7 PARTICIPATION

            (a) ELIGIBILITY. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares or Stock Options, as the case may be, which shall be granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent not inconsistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

            (b) INCENTIVE STOCK OPTION ELIGIBILITY. No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Option Price with respect to the Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

1.8 TYPES OF INCENTIVE AWARDS

      The types of Incentive Awards that may be granted under the Plan are Stock Options as described in Section 2, Restricted Stock as described in Section 3, Other Stock-Based Awards as described in Section 4, or any combination of the foregoing.

                                   SECTION 2.

                                  STOCK OPTIONS

2.1 GRANT OF STOCK OPTIONS

      The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Consultants and/or Outside Directors and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2 STOCK OPTION TERMS

            (a) WRITTEN AGREEMENT. Each grant of a Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Incentive Agreement and need not be uniform among all Stock Options issued pursuant to the Plan.

            (b) NUMBER OF SHARES. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

            (c) EXERCISE PRICE. The Option Price with respect to each Stock Option shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Incentive Stock Option is granted (110% for 10% or greater shareholders pursuant to Section 1.7(b)). To the extent that the Company is a Publicly Held Corporation and the Stock Option is intended to qualify for the Performance-Based Exception, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Stock Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of
      Section 2.3(a).

            (d) TERM. In the Incentive Agreement, the Committee shall fix the term of each Stock Option (which shall be not more than ten (10) years from the date of grant for ISO grants; five (5) years for ISO grants to ten percent (10%) or greater shareholders pursuant to Section 1.7(b)). In the event no term is fixed, such term shall be ten (10) years from the date of grant.

            (e) EXERCISE. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be set forth in the Incentive Agreement.

            (f) $100,000 ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then such Incentive Stock Options, only to the extent of such excess, shall automatically be deemed to be Nonstatutory Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Incentive Agreement, shall remain unchanged.

2.3 STOCK OPTION EXERCISES

            (a) METHOD OF EXERCISE AND PAYMENT. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

            The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Grantee for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. Unless otherwise permitted by the Committee in its discretion, the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

            The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a "cashless exercise" with a broker of the Option), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. A "cashless exercise" of an Option is a procedure by which a broker provides the funds to the Grantee to effect an Option exercise, to the extent consented to by the Committee in its discretion. At the direction of the Grantee, the broker will either (i) sell all of the Shares received when the Option is exercised and pay the Grantee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Grantee (either directly or through the Company) a stock certificate for the remaining Shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act (if the Company is a Publicly Held Corporation).

            The Committee, in its discretion, may also allow an Option to be exercised by a broker-dealer acting on behalf of the Grantee if (i) the broker-dealer has received from the Grantee a duly endorsed Incentive Agreement evidencing such Option and instructions signed by the Grantee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Grantee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Grantee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR
      Part 220 (or its successor).

            As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

            Subject to Section 6.2, during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian in the event of his Disability) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

            (b) RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any buy/sell agreement or right of first refusal, and non-competition agreement between the Company and any of its securities holders or employees, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

            Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

            (c) NOTIFICATION OF DISQUALIFYING DISPOSITION OF SHARES FROM INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

            (d) PROCEEDS OF OPTION EXERCISE. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

                                   SECTION 3.

                                RESTRICTED STOCK

3.1 AWARD OF RESTRICTED STOCK

            (a) GRANT. In consideration of the performance of Employment by any Grantee who is an Employee, Consultant or Outside Director, Shares of Restricted Stock may be awarded under the Plan by the Committee with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement.

            (b) IMMEDIATE TRANSFER WITHOUT IMMEDIATE DELIVERY OF RESTRICTED STOCK. Unless otherwise specified in the Grantee's Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, Consultant or Outside Director, as applicable, entitling such Grantee to all voting and other ownership rights in such Shares.

            As specified in the Incentive Agreement, a Restricted Stock Award may limit the Grantee's dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a "substantial risk of forfeiture" (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Incentive Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee, if applicable, is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

            Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Grantee's Incentive Agreement. The Company or Committee (or their delegates) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

3.2 RESTRICTIONS

            (a) FORFEITURE OF RESTRICTED STOCK. Restricted Stock awarded to a Grantee may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a "substantial risk of forfeiture" (as defined in Code Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Grantee's Incentive Agreement.

            (b) ISSUANCE OF CERTIFICATES. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Each such stock certificate shall bear the following legend or any other legend approved by the Company:

            THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE GREY WOLF, INC. 2003 INCENTIVE PLAN AND AN INCENTIVE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND GREY WOLF, INC. A COPY OF THE PLAN AND INCENTIVE AGREEMENT ARE ON FILE IN THE CORPORATE OFFICES OF GREY WOLF, INC.

      Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock until such Shares vest pursuant to the terms of the Incentive Agreement.

            (c) REMOVAL OF RESTRICTIONS. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

3.3 DELIVERY OF SHARES OF COMMON STOCK

      Subject to withholding taxes under Section 6.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

                                   SECTION 4.

                            OTHER STOCK-BASED AWARDS

4.1 GRANT OF OTHER STOCK-BASED AWARDS

      Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Types of Other Stock-Based Awards include, without limitation, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of, or the performance of, the Company or a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

4.2 OTHER STOCK-BASED AWARD TERMS

            (a) WRITTEN AGREEMENT. The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.

            (b) PURCHASE PRICE. Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to fifty percent (50%) of the Fair Market Value of the Shares covered by such grant on the date of grant (or such percentage higher than 50% that is required by any applicable tax or securities law). To the extent that the Company is a Publicly Held Corporation and that a stock appreciation right is intended to qualify for the Performance-Based Exception, the exercise price per share of Common Stock shall not be less than one hundred percent (100%) of Fair Market Value of a share of Common Stock on the date of the grant of the stock appreciation right.

            (c) PERFORMANCE CRITERIA AND OTHER TERMS. In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement.

            (d) PAYMENT. Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.

            (e) DIVIDENDS. The Grantee of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, unless (and to the extent) otherwise as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that the amounts of any dividends or dividend equivalent shall be deemed to have been reinvested in additional Shares of Common Stock.

4.3 PERFORMANCE AWARDS

            (a) GRANT. During the period the Company is a Publicly Held Corporation, the Committee is authorized to grant Performance Awards to selected Grantees who are Employees or Consultants. Each grant of Performance Awards shall he evidenced by an Incentive Agreement in such amounts and upon such terms as shall be determined by the

      Committee. The Committee may make grants of Performance Awards in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Awards and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.

            (b) PERFORMANCE CRITERIA. The Committee may establish performance goals applicable to Performance Awards based upon criteria in one or more of the following categories: (i) performance of the Company as a whole,
      (ii) performance of a segment of the Company's business, and (iii) individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis. Performance criteria for a segment of the Company's business shall relate to the achievement of financial and operating objectives of the segment for which the participant is accountable. Examples of performance criteria shall include (but are not limited to) pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein and attainment of safety goals. Individual performance criteria shall relate to a participants overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among participants.

            (c) MODIFICATION. If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers such modification to be necessary. The Committee shall not permit any such modification that would cause the Performance Awards to fail to qualify for the Performance-Based Exception, if applicable.

            (d) PAYMENT. The basis for payment of Performance Awards for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period as specified in the Grantee's Incentive Agreement. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the number of Performance Awards may be based on the degree to which actual performance exceeded the pre-established minimum performance standards. The amount of payment shall be determined by multiplying the number of Performance Awards granted at the beginning of the Performance Period times the final Performance Award value. Payments shall be made, in the discretion of the Committee as specified in the Incentive Agreement.

            (e) SPECIAL RULE FOR COVERED EMPLOYEES. No later than the ninetieth
      (90th) day following the beginning of a Performance Period (or twenty-five percent (25%) of the Performance Period) the Committee shall establish performance goals as described in Section 4.3 applicable to Performance Awards awarded to Covered Employees in such a mariner as shall permit payments with respect thereto to qualify for the Performance-Based Exception, if applicable. If a Performance Award granted to a Covered Employee is intended to comply with the Performance-Based Exception, the Committee in establishing performance goals shall comply with Treasury Regulation Section l.162-27(e)(2) (or its successor). As soon as practicable following the Company's determination of the Company's financial results for any Performance Period, the Committee shall certify in writing: (i) whether the Company achieved its minimum performance for the objectives for the Performance Period, (ii) the extent to which the Company achieved its performance objectives for the Performance Period,
      (iii) any other terms that are material to the grant of Performance Awards, and (iv) the calculation of the payments, if any, to be paid to each Grantee for the Performance Period.

                                   SECTION 5.

                    PROVISIONS RELATING TO PLAN PARTICIPATION

5.1 PLAN CONDITIONS

            (a) INCENTIVE AGREEMENT. Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, (vii) shall abide by the Company's insider trading policies and federal and state securities laws and (viii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

            (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

            (c) SECURITIES REQUIREMENTS. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

            If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

5.2 TRANSFERABILITY AND EXERCISABILITY

            Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, only with respect to Incentive Awards of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee's Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family, or (iii) a partnership in which such members of such Immediate Family are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Incentive Agreement pursuant to which such Nonstatutory Stock

      Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5.2, and (C) subsequent transfers of transferred Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence. Following any permitted transfer, any Incentive Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Grantee" shall be deemed to refer to the transferee. The termination of employment events of Section
      5.6 and in the Incentive Agreement shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

            Any tax withholding in the event of a permitted transfer of a Nonstatutory Stock Option shall be made pursuant to the Code. In addition, the Company shall have no obligation to provide any notices to a transferee including, for example, of the termination of an Incentive Award following the original Grantee's termination of employment.

            In the event that a Grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or other nonprofit institution, the Committee may, in its discretion, subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such Grantee regarding any outstanding Incentive Awards held by the Grantee subsequent to such termination of employment. If so permitted by the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distribution under the Plan upon the death of the Grantee.

            No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 5.2 shall be void and ineffective. All determinations under this Section 5.2 shall be made by the Committee in its discretion.

5.3 RIGHTS AS A STOCKHOLDER

            (a) NO STOCKHOLDER RIGHTS. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

            (b) REPRESENTATION OF OWNERSHIP. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

5.4 LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

      The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to a registration statement, or an exemption from registration, or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

5.5 CHANGE IN COMMON STOCK AND ADJUSTMENTS

      Subject to Section 5.7 that applies upon a Change in Control and unless the Incentive Agreement provides otherwise, the following shall apply to a change in the Common Stock and adjustments:

            (a) The existence of an Incentive Award shall not affect in any way the right or power of the Company or its officers, directors and shareholders, as the case may be, to (i) make or authorize any adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, (ii) participate in any merger or consolidation of the Company, (iii) issue any Common Stock, bonds, debentures, preferred or prior preference stock or any other securities affecting the Common Stock or the rights of holders thereof,
      (iv) dissolve or liquidate the Company, (v) sell or transfer all or any part of the assets or business of the Company, or (vi) perform any other corporate act or proceedings, whether of a similar character or otherwise.

            (b) If the Company merges into or with or consolidates with (such events collectively referred herein as a "Merger") any corporation or corporations and is not the surviving corporation, then the Company shall cause the surviving corporation to assume any outstanding Incentive Awards or substitute a new incentive award of the surviving corporation for the Incentive Award (with a Term of at least equal to the period remaining until the expiration date for the Incentive Award). In the event that the Incentive Award is assumed or a new Incentive Award of the surviving corporation is substituted for the Incentive Award (i) if, on the effective date of the Merger, the Incentive Award is "in the money" the excess of the aggregate Fair Market Value of the shares subject to the Incentive Award immediately after such assumption, or the new Incentive Award immediately after such substitution, over the aggregate Option Price of such shares must be, based upon a good faith determination by the Board of Directors of the Company, not less than the excess of the aggregate Fair Market Value of the Common Stock subject to the Incentive Award immediately before such substitution or assumption over the aggregate Option Price of such Common Stock and (ii) if, on the effective date of the Merger, the Incentive Award is "out of the money" the excess of the aggregate Option Price of the shares subject to the Incentive Award immediately after such assumption, or the new option immediately after such substitution over the Fair Market Value of such shares must be, based upon a good faith determination by the Board of Directors of the Company, not more than the excess of the aggregate Option Price of the Common Stock subject to the Incentive Award immediately before such assumption or substitution over the aggregate Fair Market Value of such Common Stock.

            (c) In the event of a dissolution or liquidation of the Company, the Company shall cause written notice of such dissolution or liquidation (and the material terms and conditions thereof) to be delivered to the Grantee at least ten (10) days prior to the proposed effective date (the "Effective Date") of such event. The Grantee shall be entitled to exercise the Incentive Award (as to all Shares subject to an Incentive Award, whether or not the Incentive Award is then otherwise exercisable under
      Section 2) until the Effective Date, or until the expiration date of the Term of the Incentive Award, if earlier. Any Incentive Award which has not been exercised on or before the Effective Date shall terminate.

            (d) If, while the Incentive Award is outstanding, the Company shall effect a subdivision or consolidation of the shares of Common Stock or other capital readjustment, the payment of a common stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefore in money, services or property, then (i) in the event of an increase in the number of shares of Common Stock outstanding, the number of the Shares subject to the Incentive Award shall be proportionately increased and the per share Option Price shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, the number of Shares subject to the Incentive Award shall be proportionately reduced, and the per share Option Price shall be proportionately increased. No fractional share of Common Stock shall be issued upon any such exercise and the Option Price shall be appropriately reduced on account of any fractional share not issued.

            (e) The issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, including Common Stock, for cash, property, labor or services rendered, either upon direct sale or upon the exercise of rights, options, or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Incentive Award or the Option Price.

            (f) In the event that neither the Shares of Common Stock of the Company nor shares of stock of the surviving corporation are listed on an established exchange as a result of a "going private" transaction, the "fair market value" of the Incentive Award (as to all Shares, subject to an Incentive Award, whether or not the Incentive Award is then exercisable under Section 2) shall be determined as soon as practicable after completion of the "going private" transaction. Grantee shall be paid the "fair market value" of such Incentive Award by cashier's check or wire transfer of immediately available funds within ten (10) days after the determination of such fair market value. The Incentive

      Award shall terminate upon receipt of such payment by the Grantee. For purposes of this Section 5.5(f) only, the "fair market value' of the Incentive Award purchased shall be determined as follows: (i) If the Grantee and the Company can agree on the fair market value of the Incentive Award within fifteen (15) days following completion of the going private transaction, the fair market value will be the agreed value of the Incentive Award; (ii) if the Grantee and Company cannot agree on the fair market value of the Incentive Award, the value will be determined as follows: (1) Each party shall, within thirty (30) days following completion of the going private transaction, provide written notice of the appointment of an appraiser to the other party. If the parties appoint the same appraiser or if only one appraiser is timely appointed, then the timely appointed appraiser shall be the only appraiser and shall prepare and deliver the appraised value of the Incentive Award taking into consideration the "Black-Scholes" method of valuation of such Incentive Award within thirty (30) days following its appointment; (2) if the parties each timely appoint different appraisers, such appraisers shall agree upon a third appraiser within fifteen (15) days following their appointment. If such appraisers cannot agree upon a third appraiser within fifteen (15) days following their appointment, either the Grantee or the Company may petition any United States federal district court in the Southern District of Texas to appoint such appraiser; (3) Each appraiser shall complete his appraisal of the Incentive Award taking into consideration the "Black-Scholes" method of valuation of such Incentive Award and deliver a copy of his written appraisal to the Grantee and the Company within thirty (30) days of such appraiser's appointment; (4) If there is more than one appraiser, the fair market value shall be the mathematical average of the two closest appraisals; (5) Each appraiser appointed hereunder shall have been actively involved in the business of valuing and appraising companies in the oil and gas service industry for the five year period immediately preceding the date of appointment; and
      (6) The parties understand and agree that the value of the Incentive Award is dependent upon a valuation of the Company and that the appraisers shall have access to the business records, assets and properties of the Company as they may reasonably request for the purpose of appraising the value of the Incentive Award.

5.6 TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

            (a) TERMINATION OF EMPLOYMENT. Unless otherwise expressly provided in the Grantee's Incentive Agreement, if the Grantee's Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other applicable Option at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Option that was vested as of the termination date for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement with respect to the vested portion of such Option or (ii) the date that occurs ninety (90) calendar days after his termination date (not to exceed three (3) months in the case of an Incentive Stock Option). Notwithstanding anything in this Section 5.3(a), the Grantee with respect to Nonstatutory Stock Options may exercise the Option as to all of the Shares subject to the Nonstatutory Stock Option (to the extent the Grantee is entitled to do so at the date Grantee ceases employment with the Company or a parent or subsidiary corporation of the Company) on or before three years after the date Grantee ceases employment with the Company or a parent or subsidiary corporation of the Company if Grantee's employment with the Company or a parent or subsidiary corporation of the Company is terminated at any time other than within one (1) year after that date a Change of Control of the Company shall be deemed to have occurred for any reason other than (i) voluntary resignation or retirement, (ii) death or Disability, or (iii) Cause. Unless otherwise expressly provided in his Incentive Agreement, a Grantee's Employment shall not be deemed to have been terminated if a Grantee who is an Employee becomes a Consultant or Outside Director immediately upon his termination of employment with the Company, or if a Grantee's status otherwise changes between or among Employee, Consultant or Outside Director without a gap in service for the Company in any such capacity. All determinations regarding whether and when there has been a termination of Employment shall be made by the Committee. Notwithstanding the foregoing, the Committee may, in its sole discretion, extend for a reasonable period the time in which a Grantee may exercise a Nonstatutory Stock Option after termination of employment, subject to the expiration of the Term of the Incentive Award.

            (b) TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise expressly provided in the Grantee's Incentive Agreement, in the event of the termination of a Grantee's Employment for Cause, all vested and non-vested Stock Options and other Options granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m. (CST) on the date of such termination of Employment.

            (c) RETIREMENT. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the Retirement of any Employee who is a Grantee:

                  (i) any non-vested portion of any outstanding Option or other
            Option shall immediately terminate and no further vesting shall occur; and

                  (ii) any vested Option or other Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of (1) one year after the date of Retirement in the case of any Incentive Award other than an Incentive Stock Option, or (2) three months after termination of employment in the case of an Incentive Stock Option.

            (d) DISABILITY. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon termination of Employment as a result of the Grantee's Disability:

                  (i) any nonvested portion of any outstanding Option or other applicable Incentive Award shall immediately terminate upon termination of Employment and no further vesting shall occur; and

                  (ii) any vested Incentive Award shall expire on the earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the one (1) year anniversary date of the Grantee's termination of Employment date; provided, however, with respect to any vested Nonstatutory Stock Option, if the Grantee becomes Disabled while employed by the Company or a parent or subsidiary corporation of the Company, and prior to such Disability the Grantee was employed at all times from the date of the granting of the Nonstatutory Stock Option until the date of Disability, the Nonstatutory Stock Option must be exercised by the Grantee (to the extent that the Grantee is entitled to do so at the date of Disability) at any time or before: (i) the expiration of the Term, if the Company determines that the Grantee is Disabled within one (1) year after a date of Change of Control of the Company shall be deemed to have occurred; or (ii) three years after the Company determines the Grantee is Disabled, if such determination occurs at any time other than within one (1) year after the date of a Change of Control of the Company shall be deemed to have occurred, and if not so exercised, the Nonstatutory Stock Option shall thereupon terminate.

            In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of "Disability" in Section 1.2, whether the Employee has incurred a "disability" for purposes of determining the length of the Option exercise period following termination of Employment under this paragraph (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code and the Committee shall determine whether the "disability" is in compliance with the foregoing Sections of the Code.

            (e) DEATH. Unless otherwise provided expressly in the Grantee's Incentive Agreement, upon termination of Employment as a result of death of the Grantee, the foregoing provisions in subsection (d)(i) and (d)(ii) shall apply except that with respect to Nonstatutory Stock Options if the Grantee dies while employed by the Company or a parent or subsidiary entity of the Company, and prior to death the Grantee was employed at all times from the date of the granting of the Option until the date of death, the Option must be exercised (to the extent that the Grantee is entitled to do so at the date of death) by a legatee or legatees of the Grantee under the Grantee's will, or by the Grantee's personal representatives or distributes, at any time on or before: (i) the expiration of the Term, if Grantee dies within one (1) year after the date a Change of Control of the Company shall be deemed to have occurred; or (ii) three years after the Grantee dies, if the Grantee dies at any time other than within one (1) year after the date a Change of Control of the Company shall be deemed to have occurred and if not so exercised, the Option shall thereupon terminate.

            (f) CONTINUATION. Subject to the conditions and limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee, Outside Director or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Inventive Award, a written amendment to the Grantee's Incentive Agreement shall be required.

5.7 CHANGE IN CONTROL

      Each Grantee's Incentive Agreement may specify the effect, if any, of a Change in Control on the Incentive Award; provided, however, that if the Incentive Agreement does not provide otherwise, the Grantee may exercise the Incentive Award as to all of the Shares subject to an Option (whether previously exercisable or not) on or before the expiration of the Term if (i) a Change of Control of the Company shall be deemed to have occurred and (ii) within one (1) year after the date a Change of Control of the Company shall be deemed to have occurred, Grantee's employment with the Company or a parent or subsidiary corporation of the Company is terminated for any reason other than (x) voluntary resignation or retirement, (y) death or Disability, or (z) Cause,

      A "Change in Control" of the Company shall be deemed to occur if:

            (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act"))is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

            (b) there occurs a proxy contest or a consent solicitation, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter;

            (c) during any period of two consecutive years, other than as a result of an event described in clause (b) of this paragraph, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; or

            (d) Any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change in Control hereunder.

5.8 EXCHANGE OF INCENTIVE AWARDS

      The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

5.9 TERM

      Nothing in this Section 5 shall extend the time for exercising any Incentive Award beyond its Term.

                                   SECTION 6.

                                     GENERAL

6.1 EFFECTIVE DATE AND GRANT PERIOD

      This Plan is adopted by the Board effective as of March 26, 2003 (the "EFFECTIVE DATE") subject to the approval of the stockholders of the Company on May 13, 2003. Incentive Awards may be granted under the Plan at any time prior to receipt of such stockholder approval; provided, however, if the requisite stockholder approval is not obtained within the permissible time frame, then the Plan and any Incentive Awards granted hereunder shall automatically become null and void and of no force or effect. Unless sooner terminated by the Board pursuant to Section 6.7, no Incentive Award shall be granted under the Plan after ten (10) years from the Effective Date.

6.2 FUNDING AND LIABILITY OF COMPANY

      No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

6.3 WITHHOLDING TAXES

            (a) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

            (b) SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Stock Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee.

            (c) INCENTIVE STOCK OPTIONS. With respect to Shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such Shares within (i) two (2) years from the date of grant of such Option or (ii) one (1) year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

6.4 NO GUARANTEE OF TAX CONSEQUENCES

      Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.5 DESIGNATION OF BENEFICIARY BY PARTICIPANT

      Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

6.6 DEFERRALS

      The Committee may permit a Grantee to defer such Grantee's receipt of the payment of cash or the delivery of Shares that would, otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code.

6.7 AMENDMENT AND TERMINATION

      The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, if the Company is a Publicly Held Corporation, the Board shall not, without the approval of the stockholders of the Company within the time period required by applicable law, (a) except as provided in Section 5.5, increase the maximum number of Shares which may be issued under the Plan pursuant to Section 1.4(b), (b) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan, (c) to the extent applicable, increase the maximum limits on Incentive Awards to Covered Employees as set for compliance with the Performance-Based Exception,
(d) extend the term of the Plan, or (e) to the extent applicable, decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

      No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Incentive Award.

      In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

6.8 REQUIREMENTS OF LAW

      The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

6.9 RULE 16B-3 SECURITIES LAW COMPLIANCE AND COMPLIANCE WITH COMPANY POLICIES

      With respect to Insiders to the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. With respect to all Grantees transactions under the Plan are intended to comply with Securities Regulation BTR and the Company's insider trading policies as revised from time to time or such other similar Company policies, including but not limited to policies related to black out periods. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect the foregoing intentions. However, to the extent any provision of the

Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

6.10 COMPLIANCE WITH CODE SECTION 162(M)

      While the Company is a Publicly Held Corporation, unless otherwise determined by the Committee with respect to any particular Incentive Award, it is intended that the Plan shall comply fully with the applicable requirements so that any Incentive Awards subject to Section 162(m) that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed to be amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided, however, no such construction or amendment shall have any adverse effect on the prior grant of an Incentive Award, or the economic value to a Grantee of any outstanding Incentive Award, unless consented to in writing by the Grantee.

6.11 SUCCESSORS

      All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.12 MISCELLANEOUS PROVISIONS

            (a) No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

            (b) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

            (c) The expenses of the Plan shall be borne by the Company.

            (d) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

6.13 SEVERABILITY

      In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

6.14 GENDER, TENSE AND HEADINGS

      Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

6.15 GOVERNING LAW

      The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

      IN WITNESS WHEREOF, Grey Wolf, Inc. has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer.

                                        GREY WOLF, INC.

                                        By:_____________________________________

                                        Name:___________________________________
                                        Title:__________________________________

                                   APPENDIX B

                                 GREY WOLF, INC.

                          AMENDED AND RESTATED CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                         (As amended February 26, 2003)

I. PURPOSE

      The Audit Committee is a standing committee of the Board of Directors (the "Board") of Grey Wolf, Inc., a Texas corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

      - Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

      - Reviewing the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally;

      -     Reviewing the audit efforts of the Company's independent auditors;
            and

      - Providing an open avenue of communication among the independent auditors, financial and senior management, and the Board.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

      The Audit Committee shall be comprised of a minimum of three directors. Each member shall be "independent" as defined by applicable regulations of the Securities and Exchange Commission (the"SEC") and shall meet any other applicable independence requirements of the American Stock Exchange. In addition, each member will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

      A director who is not independent and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

      All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement at the time of their appointment to the Audit Committee. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. One member of the Audit Committee shall have accounting or related financial management expertise and qualify as a "financial expert" in accordance with the requirements of the SEC and the American Stock Exchange (as may be modified or supplemented).

      The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve on the Audit Committee for a term coinciding with their staggered Board term. If a Chair of the Audit Committee is not appointed by the Board, the Audit Committee shall itself elect a Chair.

III. MEETINGS

      The Audit Committee shall meet to review and approve each quarterly earnings release, to review and approve the annual financial results of the Corporation prior to release, to review and approve the scope of the annual audit to be performed by the Corporation's independent auditors and at other times as circumstances dictate.

      As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee and each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

      Documents/Reports Review

      - Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Audit Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the SEC.

      - Review the Company's audited financial statements included in the annual report on Form 10-K, including the management discussion and analysis portion thereof, changes in accounting policies and practices, financial reporting practices and significant reporting issues, critical accounting policies, and significant estimates and judgments made in connection with the preparation of such audited financial statements.

      - Review any other reports or other financial information filed or furnished to any governmental body, including any certification, report, opinion, or review rendered by the independent auditors.

      - In consultation with management and the independent auditors, consider the integrity of the Company's disclosure controls and financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee should also review significant findings prepared by the independent auditors, with management's responses, the status of management's responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Audit Committee.

      - Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing with the SEC or distribution to persons outside of the Company. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 10).

      - Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

      Ethical and Legal Compliance

      - Establish and maintain procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and
            (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      - Annually discuss with the independent auditor whether it has identified the existence of any issues of the type described in
            Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

      - On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

      Other Matters

      - Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

      - Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

      - Review financial and accounting personnel succession planning with the Company. Ensure that none of the individuals serving in the positions of chief executive officer, senior vice president and chief financial officer, vice president and controller, or any person serving in an equivalent position participated in any capacity in the audit of the Company as an employee of the independent auditors during the one-year period preceding the date of initiation of any audit being performed by the independent auditors.

      - Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

      - Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

      - The Audit Committee has the authority, without having to seek Board approval, and appropriate funding to obtain advice and assistance, as appropriate, from outside legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee may also conduct or authorize investigations into or studies of matters within the Audit Committee's scope of responsibilities.

V. INDEPENDENT AUDITORS

      - The Audit Committee has the sole authority to retain and terminate the Corporation's independent auditors and to review and approve all audit engagement fees and terms, and pre-approve the nature, extent, and cost of all non-audit services provided by independents auditors in accordance with the relevant law. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of pre-approval of non-audit services.

      - On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      - Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

      - Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      - Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      - Discuss with management and the independent auditors the quality and adequacy of the Company's disclosure controls and procedures, and review disclosures made by the Company's principal executive officer and principal financial officer in the Company's periodic reports filed with the SEC regarding compliance with their certification obligations.

      - Annually consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

      - In consultation with the independent auditors, review the integrity of the Company's financial reporting process, both internal and external.

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                GREY WOLF, INC.

                                 MAY 13, 2003



                          Please date, sign and mail
                            your proxy card in the
                           envelope provided as soon
                                 as possible.



          \/  Please detach and mail in the envelope provided.  \/

-------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-------------------------------------------------------------------------------



1. Election of Class I Directors:

                             NOMINEES:
                             o Frank M. Brown
[  ] FOR ALL NOMINEES        o William T. Donovan
                             o Thomas P. Richards
[  ] WITHHOLD AUTHORITY
     FOR ALL NOMINEES

[  ] FOR ALL EXCEPT
     (See instructions below)

INSTRUCTION: To withhold authority to vote for any
individual nominee(s), mark "FOR ALL EXCEPT" and
fill in the circle next to each nominee you wish to
withhold, as shown here:    []

                                                        FOR AGAINST ABSTAIN
2. Adoption and approval of the Grey Wolf, Inc. 2003    [ ]   [ ]     [ ]
Incentive Plan, which will NOT increase the number of shares currently available for grant under all existing plans.

3. As such proxies may in their discretion determine upon such other matters (including procedural and other matters relating to the conduct of the meeting), as may properly be presented to the annual meeting and any adjournments or postponements thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT
FURNISHED HEREWITH. PLEASE SIGN, DATE AND RETURN THIS
PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.


To change the address on your account, please check the
box at right and indicate your new address in the address      [  ]
space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.




Signature of Shareholder ________________________________________ Date: _______

Signature of Shareholder ________________________________________ Date: _______

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                                                 0           []


PROXY                                                                     PROXY
                                GREY WOLF, INC.

          PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS FOR
  THE 2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 13, 2003

     The undersigned shareholder of Grey Wolf, Inc., a Texas corporation (the "Company"), hereby appoints Thomas P. Richards, David W. Wehlmann, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to vote all of the shares of common stock, par value $.10 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Adam's Mark Hotel, 2900 Briarpark Drive, Houston, Texas 77042 on May 13, 2003 at 9:00 a.m., Houston time, and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE CLASS I NOMINEES AS SET FORTH ON THE REVERSE AS DIRECTORS NOMINEES AND FOR PROPOSAL 2.

THIS PROXY IS TO BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF FRANK M. BROWN, WILLIAM T. DONOVAN AND THOMAS P. RICHARDS AS CLASS I DIRECTORS AND FOR ADOPTION AND APPROVAL OF THE GREY WOLF, INC. 2003 INCENTIVE PLAN.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE


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